     As filed with the Securities and Exchange Commission on May 11, 1998
                                                     Registration No. 333-_____
===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                            WASTE MANAGEMENT, INC.
            (Exact name of Registrant as specified in its charter)

          Delaware                                 36-2660763
 (State or other jurisdiction of     (I.R.S. Employer Identification Number)
  incorporation or organization)

                             3003 Butterfield Road
                           Oak Brook, Illinois 60523
             (Address of Registrant's Principal Executive Offices)
                            ______________________

              WASTE MANAGEMENT, INC. 1997 EQUITY INCENTIVE PLAN;
1992 STOCK OPTION PLAN OF WHEELABRATOR TECHNOLOGIES INC. AND ITS SUBSIDIARIES;
             1991 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS OF
           WHEELABRATOR TECHNOLOGIES INC. AND ITS SUBSIDIARIES; AND
                  1988 STOCK PLAN FOR EXECUTIVE EMPLOYEES OF
              WHEELABRATOR TECHNOLOGIES INC. AND ITS SUBSIDIARIES
                           (Full Title of the Plan)
                            ______________________

                                Herbert A. Getz
                      Senior Vice President and Secretary
                            Waste Management, Inc.
                             3003 Butterfield Road
                          Oak Brook, Illinois  60523
                                (630) 572-8800

                     (Name, Address, and Telephone Number,
                  Including Area Code, of Agent For Service)
                            ______________________

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                        Proposed            Proposed
                                                                         Maximum             Maximum
           Title of Each Class of                Amount to be        Offering Price         Aggregate          Amount of
         Securities to be Registered             Registered(1)          Per Unit          Offering Price    Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share (2)    5,652,534 Shares           $29.8946         $168,980,243          $49,850
----------------------------------------------------------------------------------------------------------------------------

(1) This registration statement also covers an indeterminate number of shares of Common Stock which may be issuable under the antidilution and other adjustment provisions of the plans pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act").
(2) This amount reflects an aggregate of: (i) 4,000,000 shares of Common Stock which are issuable pursuant to stock options granted at a weighted average exercise price of $30.2982 per share under the Waste Management, Inc. 1997 Equity Incentive Plan; (ii) 1,494,037 shares of Common Stock which are issuable pursuant to stock options granted at a weighted average exercise price of $30.4167 per share under the 1992 Stock Option Plan of Wheelabrator Technologies Inc. and its Subsidiaries; (iii) 3,180 shares of Common Stock which are issuable pursuant to stock options granted at a weighted average exercise price of $31.2500 per share under the 1991 Stock Option Plan for Non-Employee Directors of Wheelabrator Technologies Inc. and its Subsidiaries; and (iv) 155,317 shares of Common Stock which are issuable pursuant to stock options granted at a weighted average exercise price of $14.4488 per share under the 1988 Stock Plan for Executive Employees of Wheelabrator Technologies Inc. and its Subsidiaries.

===============================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   Plan Information.

          Not required to be included herewith.

Item 2.   Registrant Information and Employee Plan Annual Information.

          Not required to be included herewith.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Documents Incorporated By Reference.

          Waste Management , Inc. (the "Company") incorporates herein by reference the following documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission"):

          (1) The Company's latest annual report on Form 10-K, or if the financial statements therein are more current, the Company's latest prospectus filed pursuant to rule 424(b) or (c) under the Securities Act of 1933;

          (2) All other reports filed by the Company pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the annual report or the financial statements contained in the prospectus referred to in (1) above; and

          (3) The description of the Company's Common Stock which is contained in the registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

          Inapplicable.

Item 5.   Interests of Named Experts and Counsel.

          Inapplicable.

Item 6.   Indemnification of Directors and Officers.

          Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty of care as a director, and Section 145 of the DGCL provides that the corporation may indemnify any director or officer of the corporation against liabilities and expenses incurred by such person in connection with any action, suit or proceeding in which such person is made or threatened to be made a party by reason of having been a director or officer of the corporation, subject to certain limitations. Reference is made to article twelfth of the Company's restated certificate of incorporation, as amended, filed as exhibits 4.1 through
4.8 to this registration statement, and section 6 of article seventh of the Company's bylaws, filed as exhibit 4.9 to this registration statement, which provide indemnification by the Company of each director, officer or employee of the Company to the full extent permitted by the DGCL.

          The directors and officers of the Company are insured under insurance policies maintained by the Company, and the directors and executive officers of the Company are parties to indemnification agreements with the Company, indemnifying them, subject to the limitations of the policies and agreements, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

          Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption From Registration Claimed.

          Inapplicable.

Item 8.   Exhibits

          The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere herein and is hereby incorporated by reference.

Item 9.   Undertakings

          (a)  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)-(g)   Inapplicable.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (I)-(j)   Inapplicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, Illinois, on May 11, 1998.

                                       WASTE MANAGEMENT, INC.

                                       By:  /s/ Robert S. Miller
                                            ---------------------------------
                                                 Robert S. Miller
                                                 Chairman of the Board and Chief
                                                 Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

           Signature                             Title                    Date
           ---------                             -----                    ----


/s/ Robert S. Miller              Director, Chairman of the Board and    5/11/98
-------------------------------         Chief Executive Officer
       Robert S. Miller


/s/ Jerry E. Dempsey                            Director                 5/11/98
-------------------------------
       Jerry E. Dempsey


/s/ Donald F. Flynn                             Director                 5/11/98
-------------------------------
        Donald F. Flynn


/s/ Peer Pedersen                               Director                 5/11/98
-------------------------------
         Peer Pedersen


/s/ James R. Peterson                           Director                 5/11/98
-------------------------------
       James R. Peterson


/s/ John C. Pope                                Director                 5/11/98
-------------------------------
         John C. Pope


/s/ Alexander B. Trowbridge                     Director                 5/11/98
-------------------------------
    Alexander B. Trowbridge


/s/ H. Jesse Arnelle                            Director                 5/11/98
-------------------------------
       H. Jesse Arnelle

/s/ Pastora San Juan Cafferty                   Director                 5/11/98
-------------------------------
   Pastora San Juan Cafferty


/s/ James B. Edwards                            Director                 5/11/98
-------------------------------
       James B. Edwards


/s/ Paul M. Montrone                            Director                 5/11/98
-------------------------------
       Paul M. Montrone


/s/ Steven G. Rothmeier                         Director                 5/11/98
-------------------------------
      Steven G. Rothmeier


/s/ Roderick M. Hills                           Director                 5/11/98
-------------------------------
       Roderick M. Hills


/s/ Mark T. Spears                   Vice President, Controller and      5/11/98
-------------------------------       Principal Accounting Officer
        Mark T. Spears


/s/ Donald R. Chappel                 Vice President and Principal       5/11/98
-------------------------------             Financial Officer
       Donald R. Chappel

                             WASTE MANAGEMENT, INC.

                                 Exhibit Index
                                 -------------

Exhibit
Number                               Description of Exhibit/1/
-------                              -------------------------
 4.1     Restated Certificate of Incorporation of registrant, as amended as of May 24, 1985
         (incorporated by reference to Exhibit 4.1 to registrant's report on Form 10-Q for the quarter ended June 30, 1985)

 4.2     Certificate of Amendment of Restated Certificate of Incorporation of registrant, recorded May 23, 1986 (incorporated by reference to Exhibit 4(C) to registrant's registration statement on Form S-8, Registration No. 33-6265)

 4.3     Certificate of Amendment of Restated Certificate of Incorporation of registrant, recorded May 15, 1987 (incorporated by reference to Exhibit 4.5(d) to registrant's registration statement on Form S-4, Registration No. 33-15518)

 4.4     Certificate of Amendment of Restated Certificate of Incorporation of registrant, filed May 19, 1989 (incorporated by reference to Exhibit 3(e) to registrant's registration statement on Form S-3, Registration No. 33-30190)

 4.5     Certificate of Amendment of Restated Certificate of Incorporation of registrant, filed May 18, 1990 (incorporated by reference to Exhibit 4(h) to registrant's registration statement on Form S-8, Registration No. 33-35936)

 4.6     Certificate of Amendment of Restated Certificate of Incorporation of registrant, filed May 14, 1993 (incorporated by reference to Exhibit 4(a) to registrant's report on Form 8-K dated May 14, 1993)

 4.7     Certificate of Amendment of Restated Certificate of Incorporation of registrant, filed May 9, 1987 (incorporated by reference to Exhibit 3(a) to registrant's report on Form 8-K dated May 9, 1997)

 4.8     Conformed copy of Restated Certificate of Incorporation of registrant, as amended
         (incorporated by reference to Exhibit 3(b) to registrant's report on Form 8-K dated
         May 9, 1997)

 4.9     By-laws of registrant, as amended and restated as of November 4, 1997
         (incorporated by reference to Exhibit 3 to registrant's report on Form 10-Q for the quarter ended September 30, 1997)

 4.10    Trust Indenture dated as of August 1, 1989 (incorporated by reference to
         Exhibit 4.3(a) to registrant's 1990 annual report on Form 10-K)

 4.11    First Supplemental Indenture dated as of December 1, 1990 (incorporated by reference to Exhibit 4.3(b) to registrant's 1990 annual report on Form 10-K)

 4.12    Trust Indenture dated as of June 1, 1993 (incorporated by reference to Exhibit 4 to registrant's current report on Form 8-K dated July 15, 1993)

 4.13    Credit Agreement dated as of March 31, 1998 among Waste Management, Inc.,
         The Chase Manhattan Bank, as administrative agent, and the lenders named therein
         (incorporated by reference to Exhibit 17(a) to Amendment No. 3 to the Waste
         Management, Inc. Schedule 13E-3 filed April 9, 1998)


---------------------
     /1/ In the case of incorporation by reference to documents filed under the Securities Exchange Act of 1934, the registrant's file number under that Act is 1-7327 and Wheelabrator Technologies Inc.'s file number under that Act is 0-14246.

                                     Ex-1


Exhibit
Number                               Description of Exhibit/1/
-------  ----------------------------------------------------------------------------------
 4.14    Waste Management, Inc. 1997 Equity Incentive Plan (incorporated by reference to
         Exhibit A to the registrant's Proxy Statement for its 1997 Annual Meeting of
         Stockholders)

 4.15    Form of Restricted Stock Award Agreement under the Waste Management, Inc.
         1997 Equity Incentive Plan (incorporated by reference to Exhibit 10.40 to Post-
         Effective Amendment No.2 to registrant's registration statement on Form S-1,
         Registration No. 333-01327)

 4.16    Wheelabrator Technologies Inc. 1992 Stock Option Plan (incorporated by reference to Exhibit 10.45 to the 1991 annual report on Form 10-K of Wheelabrator
         Technologies Inc.)

 4.17    Amendment to the Wheelabrator Technologies Inc. 1992 Stock Option Plan dated
         March 10, 1998

 4.18    1991 Stock Option Plan for Non-Employee Directors of the Wheelabrator Technologies Inc.
         ("1991 Directors Plan") adopted June 10, 1991 (incorporated by reference to Exhibit
         19.04 to the quarterly report on Form 10-Q for the quarter ended June 30, 1991 of
         Wheelabrator Technologies Inc.)

 4.19    Amendment to 1991 Directors Plan dated as of December 22, 1993 (incorporated by reference to Exhibit 10.46 to the 1993 annual report on Form 10-K of
         Wheelabrator Technologies Inc.)

 4.20    Amendment to 1991 Directors Plan adopted on August 29, 1994 (incorporated by reference to Exhibit 10.46 to the quarterly report on Form 10-Q for the quarter ended September 30, 1994 of Wheelabrator Technologies Inc.)

 4.21    1988 Stock Plan for Executive Employees of Wheelabrator Technologies Inc. and
         its subsidiaries (the "WTI 1988 Stock Plan") (incorporated by reference to Exhibit
         28.1 to Amendment No. 1 to the registration statement of Wheelabrator
         Technologies Inc. on Form S-8, Registration No. 33-31523)

 4.22    Amendments dated as of September 7, 1990 to the WTI 1988 Stock Plan
         (incorporated by reference to Exhibit 19.02 to the 1990 annual report on Form
         10-K of Wheelabrator Technologies, Inc.)

 4.23    Amendment dated as of November 1, 1990 to the WTI 1988 Stock Plan
         (incorporated by reference to Exhibit 19.04 to the 1990 annual report on Form
         10-K of Wheelabrator Technologies, Inc.)

 4.24    Agreement and Plan of Merger dated as of March 10, 1988 among USA Waste
         Services, Inc. ("USA Waste"), Dome Merger Sub, Inc., and the registrant
         (incorporated by reference to Exhibit 99.1 to the current report on Form 8-K dated
         March 10, 1998 of USA Waste)

 4.25    Agreement and Plan of Merger dated as of December 8, 1997 by and among the registrant, WMI Merger Sub, Inc., and WTI (incorporated by reference to
         Appendix A to Wheelabrator Technologies Inc.'s proxy statement for the special meeting of stockholders held on March 30, 1998)

  5.1    Opinion of Herbert A. Getz, Esq.

 23.1    Consent of Arthur Andersen LLP

 23.2    Consent of Herbert A. Getz, Esq. (contained in Exhibit 5.1)


-------------------
     /1/ In the case of incorporation by reference to documents filed under the Securities Exchange Act of 1934, the registrant's file number under that Act is 1-7327 and Wheelabrator Technologies Inc.'s file number under that Act is 0-14246.

                                     Ex-2